FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
THIRD QUARTER 2019 RESULTS

COLUMBUS, Ohio, USA - November 7, 2019 - Mettler-Toledo International Inc. (NYSE: MTD) today announced third quarter results for 2019. Provided below are the highlights:

•	Reported sales increased 3% compared with the prior year. In local currency, sales increased 4% in the quarter as currency reduced sales growth by 1%.

•
Net earnings per diluted share as reported (EPS) were $5.20, compared with $4.93 in the prior-year period. Adjusted EPS was $5.77, an increase of 13% over the prior-year amount of $5.12. Adjusted EPS is a non-GAAP measure, and we have included a reconciliation to EPS on the last page of the attached schedules.

Quarterly Results

Olivier Filliol, President and Chief Executive Officer, stated, "Local currency sales growth in the quarter excluding Food Retail, was 6%, with excellent growth in the Americas and solid growth in Europe and Asia/Rest of World. Despite continued challenges from the impact of adverse currency and tariff costs, we achieved strong margin improvement and earnings growth in the quarter."

GAAP Results
EPS in the quarter was $5.20, compared with the prior-year amount of $4.93.

Compared with the prior year, total reported sales increased 3% to $753.9 million. By region, reported sales increased 6% in the Americas and 2% in Asia/Rest of World. Reported sales in Europe declined by 2%. Earnings before taxes amounted to $169.4 million, compared with $160.4 million in the prior year.

Non-GAAP Results
Adjusted EPS was $5.77, an increase of 13% over the prior-year amount of $5.12.

Compared with the prior year, total sales in local currency increased 4% as currency reduced reported sales growth by 1%. By region, local currency sales increased 7% in the Americas, 2% in Europe and 4% in Asia/Rest of World. Adjusted Operating Profit amounted to $196.2 million, an 8% increase from the prior-year amount of $182.0 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Year-to-Date Results

GAAP Results
EPS was $14.67, compared with the prior-year amount of $12.81.

Compared with the prior year, total reported sales increased 2% to $2.165 billion. By region, reported sales increased 5% in the Americas and 3% in Asia/Rest of World. Reported sales in Europe declined 2%. Earnings before taxes amounted to $450.3 million, compared with $421.4 million in the prior year.

Non-GAAP Results
Adjusted EPS was $15.02, an increase of 11% over the prior-year amount of $13.50.

Compared with the prior year, total sales in local currency increased 5% as currency reduced reported sales growth by 1%. By region, local currency sales increased 5% in the Americas, 3% in Europe and 7% in Asia/Rest of World. Adjusted Operating Profit amounted to $521.8 million, a 6% increase from the prior-year amount of $490.8 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Outlook

Based on today's assessment of market conditions, management anticipates that local currency sales growth in the fourth quarter 2019 will be approximately 3%, and Adjusted EPS is forecasted to be in the range of $7.66 to $7.71, an increase of 12% to 13%.

For the full year 2019, local currency sales growth is expected to be approximately 5%. This sales growth is expected to result in Adjusted EPS in the range of $22.65 to $22.70, an increase of 11% to 12%.

The Company said that based on its assessment of market conditions today, management anticipates local currency sales growth in 2020 will be approximately 4%. This sales growth is expected to result in Adjusted EPS in the range of $24.85 to $25.10. Using the mid-point of 2019 guidance, this would result in Adjusted EPS growth of 10% to 11%.

While the Company has provided an outlook for local currency sales growth and Adjusted EPS, it has not provided an outlook for reported sales growth or EPS as it would require an estimate of currency exchange fluctuations and non-recurring items, which are not yet known. The Company noted in making its outlook that uncertainty remains in the macroeconomic environment and market conditions are subject to change.

Conclusion

Filliol concluded, "We continue to benefit from our growth initiatives including investments in our field force, Spinnaker sales and marketing programs and new product launches. With the exception of Food Retail, demand in our markets is solid and we have generated good growth. As we look to 2020, we remain confident in the factors we can control - namely executing on our growth initiatives to continue to gain market share - but acknowledge greater uncertainty in the macroeconomic environment. We also believe that our margin and productivity initiatives will continue to yield tangible results. Based on market conditions today, we believe we can deliver strong results in 2019 and 2020."

Other Matters
The Company will host a conference call to discuss its quarterly results today (Thursday, November 7) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control and manufacturing processes for customers in a wide range of industries including life sciences, food and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 10-K. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the caption “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three months ended			Three months ended
	September 30, 2019		% of sales	September 30, 2018	% of sales

Net sales	$753,866	(a)	100.0	$734,846	100.0
Cost of sales	318,810		42.3	315,592	42.9
Gross profit	435,056		57.7	419,254	57.1
				.
Research and development	36,015		4.8	34,838	4.7
Selling, general and administrative	202,826		26.9	202,451	27.6
Amortization	12,329		1.6	11,856	1.6
Interest expense	9,800		1.3	9,003	1.2
Restructuring charges	6,732		0.9	2,222	0.3
Other charges (income), net	(2,005)		(0.3)	(1,479)	(0.1)
Earnings before taxes	169,359		22.5	160,363	21.8

Provision for taxes	39,964		5.3	33,710	4.6
Net earnings	$129,395		17.2	$126,653	17.2

Basic earnings per common share:
Net earnings	$5.28			$5.04
Weighted average number of common shares	24,487,268			25,126,061

Diluted earnings per common share:
Net earnings	$5.20			$4.93
Weighted average number of common and common equivalent shares	24,880,179			25,683,365

Note:
(a)	Local currency sales increased 4% as compared to the same period in 2018.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Three months ended			Three months ended
	September 30, 2019		% of sales	September 30, 2018	% of sales

Earnings before taxes	$169,359			$160,363
Amortization	12,329			11,856
Interest expense	9,800			9,003
Restructuring charges	6,732			2,222
Other charges (income), net	(2,005)			(1,479)
Adjusted operating profit	$196,215	(b)	26.0	$181,965	24.8

Note:
(b)	Adjusted operating profit increased 8% as compared to the same period in 2018.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Nine months ended			Nine months ended
	September 30, 2019		% of sales	September 30, 2018	% of sales

Net sales	$2,164,684	(a)	100.0	$2,117,663	100.0
Cost of sales	921,771		42.6	910,851	43.0
Gross profit	1,242,913		57.4	1,206,812	57.0

Research and development	108,650		5.0	104,866	5.0
Selling, general and administrative	612,466		28.3	611,149	28.9
Amortization	36,877		1.7	35,561	1.7
Interest expense	27,776		1.3	25,671	1.2
Restructuring charges	11,146		0.5	13,956	0.6
Other charges (income), net	(4,253)		(0.2)	(5,795)	(0.3)
Earnings before taxes	450,251		20.8	421,404	19.9

Provision for taxes	81,891		3.8	89,979	4.2
Net earnings	$368,360		17.0	$331,425	15.7

Basic earnings per common share:
Net earnings	$14.93			$13.10
Weighted average number of common shares	24,677,546			25,296,680

Diluted earnings per common share:
Net earnings	$14.67			$12.81
Weighted average number of common and common equivalent shares	25,103,173			25,877,979

Note:
(a)	Local currency sales increased 5% as compared to the same period in 2018.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Nine months ended			Nine months ended
	September 30, 2019		% of sales	September 30, 2018	% of sales

Earnings before taxes	$450,251			$421,404
Amortization	36,877			35,561
Interest expense	27,776			25,671
Restructuring charges	11,146			13,956
Other charges (income), net	(4,253)			(5,795)
Adjusted operating profit	$521,797	(b)	24.1	$490,797	23.2

Note:
(b)	Adjusted operating profit increased 6% as compared to the same period in 2018.

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	September 30, 2019		December 31, 2018

Cash and cash equivalents	$120,534		$178,110
Accounts receivable, net	503,247		535,528
Inventories	280,978		268,821
Other current assets and prepaid expenses	59,049		63,401
Total current assets	963,808		1,045,860

Property, plant and equipment, net	722,592		717,526
Goodwill and other intangible assets, net	740,595		752,088
Other non-current assets	208,874	(a)	103,373
Total assets	$2,635,869		$2,618,847

Short-term borrowings and maturities of long-term debt	$48,577		$49,670
Trade accounts payable	148,220		196,641
Accrued and other current liabilities	522,458	(a)	488,123
Total current liabilities	719,255		734,434

Long-term debt	1,124,279		985,021
Other non-current liabilities	354,034	(a)	309,329
Total liabilities	2,197,568		2,028,784

Shareholders’ equity	438,301		590,063
Total liabilities and shareholders’ equity	$2,635,869		$2,618,847

(a)
Includes a lease right-of-use asset of $88.2 million, a short-term lease liability of $26.9 million and a long-term lease liability of $62.0 million in accordance with ASC 842 "Leases" that went into effect on January 1, 2019.

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018

Cash flow from operating activities:
Net earnings	$129,395	$126,653	$368,360	$331,425
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	9,958	9,283	29,348	27,889
Amortization	12,329	11,856	36,877	35,561
Deferred tax expense (benefit)	(3,082)	(1,792)	(17,963)	(11,901)
Other	4,465	2,763	13,255	9,799
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	22,811	911	(28,136)	(26,340)
Net cash provided by operating activities	175,876	149,674	401,741	366,433
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	32	3,279	1,248	7,809
Purchase of property, plant and equipment	(26,928)	(35,079)	(71,627)	(96,665)
Acquisitions	(1,500)	(4,462)	(2,004)	(4,962)
Net hedging settlements on intercompany loans	(2,873)	(7,822)	(4,099)	(780)
Net cash used in investing activities	(31,269)	(44,084)	(76,482)	(94,598)
Cash flows from financing activities:
Proceeds from borrowings	168,881	169,094	807,711	772,274
Repayments of borrowings	(128,066)	(201,180)	(660,795)	(703,704)
Proceeds from exercise of stock options	159	4,817	37,916	14,777
Repurchases of common stock	(186,250)	(118,750)	(558,749)	(356,249)
Acquisition contingent consideration payment	—	—	(10,000)	—
Other financing activities	—	(29)	1,753	(1,664)
Net cash used in financing activities	(145,276)	(146,048)	(382,164)	(274,566)

Effect of exchange rate changes on cash and cash equivalents	(3,236)	(5,284)	(671)	(8,508)

Net decrease in cash and cash equivalents	(3,905)	(45,742)	(57,576)	(11,239)

Cash and cash equivalents:
Beginning of period	124,439	183,190	178,110	148,687
End of period	$120,534	$137,448	$120,534	$137,448

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Net cash provided by operating activities	$175,876	$149,674	$401,741	$366,433
Payments in respect of restructuring activities	2,604	3,292	9,450	16,701
Payments for acquisition costs	—	140	—	140
Transition tax payment	—	—	4,289	4,200
Proceeds from sale of property, plant and equipment	32	3,279	1,248	7,809
Purchase pf property, plant and equipment	(26,928)	(35,079)	(71,627)	(96,665)
Adjusted free cash flow	$151,584	$121,306	$345,101	$298,618

METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth (Decrease)
Three Months Ended September 30, 2019			(2%)		6%	2%		3%
Nine Months Ended September 30, 2019			(2%)		5%	3%		2%

Local Currency Sales Growth (Decrease)
Three Months Ended September 30, 2019			2%		7%	4%		4%
Nine Months Ended September 30, 2019			3%		5%	7%		5%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

Three months ended						Nine months ended
September 30,						September 30,
2019			2018		% Growth	2019		2018		% Growth

EPS as reported, diluted	$5.20		$4.93		5%	$14.67		$12.81		15%

Restructuring charges, net of tax	0.22	(a)	0.07	(a)		0.36	(a)	0.42	(a)
Purchased intangible amortization, net of tax	0.11	(b)	0.10	(b)		0.32	(b)	0.29	(b)
Income tax expense	0.24	(c)	0.02	(c)		(0.33)	(c)	(0.02)	(c)

Adjusted EPS, diluted	$5.77		$5.12		13%	$15.02		$13.50		11%

Notes:
(a)
Represents the EPS impact of restructuring charges of $6.7 million ($5.4 million after tax) and $2.2 million ($1.7 million after tax) for the three months ended September 30, 2019 and 2018, and $11.1 million ($8.9 million after tax) and $14.0 million ($10.9 million after tax) for the nine months ended September 30, 2019 and 2018, respectively, which primarily include employee related costs.

(b)
Represents the EPS impact of purchased intangibles amortization, net of tax, of $3.7 million ($2.8 million after tax) and $3.4 million ($2.5 million after tax) for the three months ended September 30, 2019 and 2018, and $10.6 million ($8.0 million after tax) and $10.0 million ($7.5 million after tax) for the nine months ended September 30, 2019 and 2018, respectively.

(c)
Represents the EPS impact of the difference between our reported and estimated annual tax rate during the three and nine months ending September 30, 2019 and 2018, due to the timing of excess tax benefits associated with stock option exercises.